October 20, 2009

Frank Funds

312 East 22nd Street, #2B

New York, NY 10010

Re: Frank Funds, File Nos. 333-113657 and 811-21532

Gentleman:

A legal opinion (the “Legal Opinion”) that we prepared was filed on July 31, 2008 with Post-Effective Amendment No. 5 to the Frank Funds’ Registration Statement (the “Registration Statement”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 7 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP

609072.4